Optional Cash Purchases of More than $10,000

                           (A)                      (B)                     (C)                    (D)
                     Threshold Price           Optional Cash
                       and Waiver               Investments
                     Discount, if any,            Must be              Pricing Period           Investment
Year                  will be set by           received by               Start Date                Date
--------------------------------------------------------------------------------------------------------------
2000..............       3/22/00                  3/24/00                 3/27/00                 4/3/00
                         4/5/00                   4/7/00                  4/10/00                 4/17/00
                         4/19/00                  4/21/00                 4/24/00                 5/1/00
                         5/3/00                   5/5/00                  5/8/00                  5/15/00
                         5/19/00                  5/23/00                 5/24/00                 6/1/00
                         6/5/00                   6/7/00                  6/8/00                  6/15/00
                         6/21/00                  6/23/00                 6/26/00                 7/3/00
                         7/5/00                   7/7/00                  7/10/00                 7/17/00
                         7/20/00                  7/24/00                 7/25/00                 8/1/00
                         8/3/00                   8/7/00                  8/8/00                  8/15/00
                         8/22/00                  8/24/00                 8/25/00                 9/1/00
                         9/5/00                   9/7/00                  9/8/00                  9/15/00
                         9/20/00                  9/22/00                 9/25/00                 10/2/00
                         10/4/00                  10/6/00                 10/9/00                 10/16/00
                         10/20/00                 10/24/00                10/25/00                11/1/00
                         11/3/00                  11/7/00                 11/8/00                 11/15/00
                         11/20/00                 11/22/00                11/24/00                12/1/00
                         12/5/00                  12/7/00                 12/8/00                 12/15/00

2001..............       12/19/00                 12/21/00                12/22/00                1/2/01
                         1/1/01                   1/5/01                  1/8/01                  1/16/01
                         1/22/01                  1/24/01                 1/25/01                 2/1/01
                         2/5/01                   2/7/01                  2/8/01                  2/15/01
                         2/16/01                  2/21/01                 2/22/01                 3/1/01
                         3/5/01                   3/7/01                  3/8/01                  3/15/01
                         3/21/01                  3/23/01                 3/26/01                 4/2/01
                         4/3/01                   4/5/01                  4/6/01                  4/16/01
                         4/19/01                  4/23/01                 4/24/01                 5/1/01
                         5/3/01                   5/7/01                  5/8/01                  5/15/01
                         5/21/1                   5/23/01                 5/24/01                 6/1/01
                         6/5/01                   6/7/01                  6/8/01                  6/15/01
                         6/20/01                  6/22/01                 6/25/01                 7/2/01
                         7/3/01                   7/6/01                  7/9/01                  7/16/01
                         7/20/01                  7/24/01                 7/25/01                 8/1/01
                         8/3/01                   8/7/01                  8/8/01                  8/15/01
                         8/22/01                  8/24/01                 8/24/01                 9/4/01
                         9/5/01                   9/7/01                  9/10/01                 9/17/01
                         9/19/01                  9/21/01                 9/24/01                 10/1/01
                         10/3/01                  10/5/01                 10/8/01                 10/15/01
                         10/22/01                 10/24/01                10/25/01                11/1/01
                         11/5/01                  11/7/01                 11/8/01                 11/15/01
                         11/20/01                 11/23/01                11/26/01                12/3/01
                         12/5/01                  12/7/01                 12/10/01                12/17/01

DIVIDEND PAYMENT DATES ARE AT THE DISCRETION OF DYNEGY. INVESTORS SHOULD NOT RELY SOLELY ON THE ABOVE SCHEDULE AS PRICING PERIODS AND INVESTMENT DATES MAY VARY. FOR MORE INFORMATION, PLEASE CONTACT THE ADMINISTRATOR AT (212) 273-8200.

A. The Threshold Price and the Waiver Discount, if any, will be established three business days prior to the first day of the Pricing Period.

B. Optional cash purchases made pursuant to a request for waiver are due by the close of business on the last business day immediately preceding the first day of the Pricing Period.

C. The Pricing Period will be the five consecutive Trading Days ending on the Trading Day immediately preceding the Investment Date.

D. The Investment Date will be (i) in any month in which a dividend payment occurs, such dividend payment date and the 15th day of the month or, if either day is not a business day, the business day immediately following that day; and (ii) in any month in which no dividend payment occurs, the first and 15th day of the month or, if either day is not a business day, the business day immediately following that day.